UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 9, 2012, the Board of Directors (the “Board”) of CNO Financial Group, Inc. (the “Company”) amended the Company's Bylaws to change the number of directors to nine. The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company's shareholders on May 9, 2012 (the “Annual Meeting”), the Company's shareholders elected nine directors to serve terms expiring at next year's annual meeting and voted on three other proposals.  The results of the voting were as follows:

Proposal 1:	Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Edward J. Bonach	191,652,551	626,104	151,993	16,099,554
Ellyn L. Brown	191,355,941	922,458	152,249	16,099,554
Robert C. Greving	191,347,812	930,252	152,584	16,099,554
R. Keith Long	191,517,713	809,825	103,110	16,099,554
Charles W. Murphy	191,382,672	884,905	163,071	16,099,554
Neal C. Schneider	188,741,809	3,534,680	154,159	16,099,554
Frederick J. Sievert	189,006,751	3,265,634	158,263	16,099,554
Michael T. Tokarz	169,674,419	22,603,111	153,118	16,099,554
John G. Turner	188,889,839	3,389,458	151,351	16,099,554

Proposal 2:	Approval of Adoption of the Amended and Restated Section 382 Shareholders Rights Plan.

For	Against	Abstain	Broker Non-Votes
178,556,364	13,740,655	133,629	16,099,554

Proposal 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
207,633,981	753,675	142,546

Proposal 4:	Approval by non-binding advisory vote of executive compensation.

For	Against	Abstain	Broker Non-Votes
189,637,358	1,029,067	1,764,223	16,099,554

Item 7.01.	Regulation FD.

On May 9, 2012, the Company issued a press release to announce results of the voting at the Annual Meeting on the proposals described above. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

3.2	Amended and Restated Bylaws of CNO Financial Group, Inc.
99.1	Press release of CNO Financial Group, Inc. dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 9, 2012
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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